Exhibit 99.1

News Release

Company Contacts:
Michael Shahbazian, VP and Interim Chief Financial Officer	Sonia Segovia, IR Coordinator
PDF Solutions, Inc.	PDF Solutions, Inc.
Tel: (408) 938-6477	Tel: (408) 938-6491
Email: michael.shahbazian@pdf.com	Email: sonia.segovia@pdf.com

PDF Solutions® Reports Second Fiscal Quarter 2011 Results

SAN JOSE, Calif. - August 3, 2011 - PDF Solutions, Inc. (NASDAQ: PDFS) the leading provider of yield improvement technologies and services for the integrated circuit (IC) manufacturing process life cycle, today announced financial results for its second fiscal quarter ended June 30, 2011.

Total revenues for the second fiscal quarter of 2011 totaled $17.2 million, up 15% from $15.0 million for the first fiscal quarter of 2011 and up 12% when compared with total revenues of $15.4 million for the second fiscal quarter of 2010. Gainshare performance incentives revenues totaled $4.2 million, down 7%  from $4.4 million for the first fiscal quarter of 2011 and down 8% when compared with gainshare  performance incentives revenues of $4.5 million for the second fiscal quarter of 2010.

Net loss for the second fiscal quarter of 2011 was $(57,000), or $(0.00) per basic and diluted share, compared to net loss of $(599,000), or $(0.02) per basic and diluted share, in the first fiscal quarter of 2011 and net income of  $339,000, or $0.01 per basic and diluted share, in the second fiscal quarter of 2010.

In addition to using GAAP results in evaluating PDF Solutions’ business, PDF Solutions’ management also believes it is useful to measure results using a non-GAAP measure of net income (loss), excluding stock-based compensation expenses, amortization of acquired technology and other acquired intangible assets, restructuring charges, and their related income tax effects, as applicable.  Using this non-GAAP measure, the non-GAAP net income for the second fiscal quarter of 2011 totaled $1.5 million, or $0.05 per diluted share, compared with a non-GAAP net income of $718,000, or $0.03 per diluted share, for the first fiscal quarter of 2011, and the non-GAAP net income of $2.1 million, or $0.08 per diluted share, for the second fiscal quarter of 2010.

As previously announced, PDF Solutions will discuss these results on a live conference call beginning at 3.00 p.m. Pacific Time/6.00 p.m. Eastern Time today. The call will be simultaneously web cast on PDF Solutions’ website at http://www.pdf.com/events. A replay of the web cast will be available at the same website address beginning approximately two hours after completion of the live call.  A copy of this press release, including the disclosure and reconciliation of certain non-GAAP financial measures to the comparable GAAP measures, which non-GAAP measures may be used periodically by PDF Solutions’ management when discussing financial results with investors and analysts, will also be available on PDF Solutions’ website at http://www.pdf.com/press-releases following the date of this release.

PDF Solutions® Reports Second Fiscal Quarter 2011 Results

Information Regarding Use of Non-GAAP Financial Measures

In addition to providing results that are determined in accordance with Generally Accepted Accounting Principles in the United States of America (GAAP), PDF Solutions also provides certain non-GAAP financial measures that exclude the effects of stock-based compensation expenses, amortization of acquired technology and other acquired intangible assets, restructuring charges, and their related income tax effects, as applicable.  PDF Solutions’ management believes that the presentation of these measures provides useful supplemental information to investors regarding PDF’s operating results.  These non-GAAP financial measures are used by management internally to measure the company’s profitability and performance.  PDF Solutions’ management believes that excluding the effects of stock-based compensation expenses, amortization of acquired technology and other acquired intangible assets, restructuring charges, and their related income tax effects, as applicable, provides a useful supplemental measure of the company’s ongoing operations in light of the fact that none of these categories of expense has a current effect on the future uses of cash (with the exception of restructuring charges) nor do they have use with regards to the generation of current or future revenues. These non-GAAP results should not be considered an alternative to, or a substitute for, GAAP financial information, and may be different from similarly titled non-GAAP measures used by other companies.  In particular, these non-GAAP financial measures are not a substitute for GAAP measures of income or loss as a measure of performance, or to cash flows from operating, investing and financing activities as a measure of liquidity.  Since management uses these non-GAAP financial measures internally to measure profitability and performance, PDF Solutions has included these non-GAAP measures to give investors an opportunity to see the company’s financial results as viewed by management.  A reconciliation of the non-GAAP financial measures to the comparable GAAP financial measures is provided at the end of the company’s financial statements presented below.

About PDF Solutions

PDF Solutions, Inc. (NASDAQ: PDFS) is the leading provider of yield improvement technologies and services for the IC manufacturing process life cycle.  PDF Solutions offers solutions that are designed to enable clients to lower costs of IC design and manufacture, enhance time to market, and improve profitability by addressing design and manufacturing interactions from product design to initial process ramps to mature manufacturing operations.  PDF Solutions’ Characterization Vehicle® (CV®) test chips provide the core modeling capabilities, and are used by more leading manufacturers than any other test chips in the industry.  PDF Solutions’ industry leading yield management system software, dataPOWER®, and fault detection and classification software, mæstria®, enhance yield improvement and production control activities at leading fabs around the world. Headquartered in San Jose, Calif., PDF Solutions operates worldwide with additional offices in China, Europe, Japan, Korea, Singapore, and Taiwan. For the company’s latest news and information, visit http://www.pdf.com/.

Characterization Vehicle, CV, dataPOWER®, mæstria®, PDF Solutions, and the PDF Solutions logo are registered trademarks of PDF Solutions, Inc. or its subsidiaries.

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PDF Solutions® Reports Second Fiscal Quarter 2011 Results

PDF SOLUTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In thousands)

	June 30, 2011	December 31, 2010 (*)

ASSETS
Current assets:
Cash and cash equivalents	$41,712	$38,154
Accounts receivable, net	21,598	23,442
Prepaid expenses and other current assets	3,869	3,246
Total current assets	67,179	64,842
Property and equipment, net	820	797
Non-current investments	718	718
Intangible assets, net	954	1,369
Other non-current assets	685	727
Total assets	$70,356	$68,453

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,155	$1,080
Accrued compensation and related benefits	4,749	3,964
Accrued and other current liabilities	3,066	2,636
Deferred revenues	2,824	3,021
Billings in excess of recognized revenues	1,432	1,802
Current portion of debt obligation	59	108
Total current liabilities	13,285	12,611
Long-term income taxes payable	3,397	3,668
Other non-current liabilities	980	1,259
Total liabilities	17,662	17,538

Stockholders’ equity:
Common stock	4	4
Additional paid-in-capital	204,309	200,866
Treasury stock, at cost	(20,667)	(19,298)
Accumulated deficit	(131,242)	(130,586)
Accumulated other comprehensive income (loss)	290	(71)
Total stockholders’ equity	52,694	50,915
Total liabilities and stockholders’ equity	$70,356	$68,453

(*)  Includes revisions to correct previously reported amounts. As a part of the Company’s remediation process to address material weaknesses in its internal control over financial reporting as reported in its Form 10-K in fiscal year 2010, the Company implemented additional internal control and review procedures. Through such procedures, during the second quarter of fiscal 2011, the Company identified errors that affected prior periods, including primarily relating to its accounting for stock compensation under its employee stock purchase plan. The effect of the errors was not material to any previously issued financial statements; however, the cumulative effect of correcting the errors in the current year would have been material to fiscal year 2011.  Therefore, the Company revised its prior period financial statements. As part of this revision, the Company also reversed other previously disclosed out-of-period adjustments, which were immaterial, and recorded them instead in the periods in which the errors originated. The aggregate impact by quarter was to increase net loss by $22,000 for the three months ended March 31, 2011, increase net income by $22,000 for the three months ended June 30, 2010 and increase net loss by $262,000 for the three months ended March 31, 2010.  The aggregate impact by six-month period was to increase net loss by $22,000 for the six months ended June 30, 2011 and decrease net income by $240,000 for the six months ended June 30, 2010.

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PDF Solutions® Reports Second Fiscal Quarter 2011 Results

PDF SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010 (*)	2011 (*)	2010 (*)

Revenues:
Design-to-silicon-yield solutions	$13,003	$10,814	$23,570	$21,231
Gainshare performance incentives	4,157	4,538	8,607	9,373
Total revenues	17,160	15,352	32,177	30,604

Cost of design-to-silicon-yield solutions:
Direct costs of design-to-silicon-yield solutions	7,263	6,487	13,701	13,467
Amortization of acquired technology	156	360	312	719
Total cost of design-to-silicon-yield solutions	7,419	6,847	14,013	14,186
Gross profit	9,741	8,505	18,164	16,418

Operating expenses:
Research and development	3,717	3,865	7,429	7,259
Selling, general and administrative	5,242	4,381	10,081	9,132
Amortization of other acquired intangible assets	51	82	102	168
Restructuring charges	(122)	(33)	(133)	(32)
Total operating expenses	8,888	8,295	17,479	16,527

Income (loss) from operations	853	210	685	(109)
Interest and other income (expense), net	(32)	404	(411)	666
Income before income taxes	821	614	274	557
Income tax provision	878	275	930	776
Net income (loss)	$(57)	$339	$(656)	$(219)

Net income (loss) per share:
Basic	$0.00	$0.01	$(0.02)	$(0.01)
Diluted	$0.00	$0.01	$(0.02)	$(0.01)

Weighted average common shares:
Basic	28,110	27,118	27,960	27,024
Diluted	28,110	27,357	27,960	27,024

(*)  Includes revisions to correct previously reported amounts.

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PDF Solutions® Reports Second Fiscal Quarter 2011 Results

PDF SOLUTIONS, INC.
RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME (LOSS) (UNAUDITED)
 (In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010 (*)	2011 (*)	2010 (*)

GAAP net income (loss)	$(57)	$339	$(656)	$(219)
Stock-based compensation expense	1,473	1,391	2,594	2,947
Amortization of acquired technology	156	360	312	719
Amortization of other acquired intangible assets	51	82	102	168
Restructuring charges	(122)	(33)	(133)	(32)
Non-GAAP net income	$1,501	$2,139	$2,219	$3,583

GAAP net income (loss) per diluted share	$0.00	$0.01	$(0.02)	$(0.01)
Non-GAAP net income per diluted share	$0.05	$0.08	$0.08	$0.13
Shares used in computing non-GAAP net income per diluted share	28,578	27,910	28,429	27,776

(*) Includes revisions to correct previously reported amounts.

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